SHARE EXCHANGE AGREEMENT

      THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made this 29th of June, 2005, by and among Hybrid Fuel Systems, Inc. a Georgia corporation ("HYFS"); DRV Energy, Inc, a Oklahoma corporation ("DRV"); and the persons listed in Exhibit "A-1" hereof who are the owners of record of all the issued and outstanding stock of DRV who execute and deliver the Agreement ("DRV Stockholders"), based on the following:

                                    Recitals

      HYFS wishes to acquire all the issued and outstanding stock of DRV in exchange for cash and stock of HYFS. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                    Agreement

      Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived here from, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE 1
                                 OTHER AGREEMENT

1.1 In addition to this Share Exchange Agreement within 30 days following the Closing Date, Hybrid shall negotiate and enter an:

      (a) Employment Agreement with Sheri Vanhooser;

      (b)   Employment Agreement with Landon Vanhooser


                                    ARTICLE 2
                                EXCHANGE OF STOCK

2.1 Exchange of Shares/Payment of Cash. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.5 hereof), the DRV Stockholders shall assign, transfer, and deliver to HYFS, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of DRV (the "DRV Shares") held by DRV Stockholders which shares shall represent all issued and outstanding shares of DRV common stock, and HYFS agrees to acquire such shares on such date by issuing and delivering in exchange therefore an aggregate of 11,612,903 unregistered shares of HYFS common stock, par value $0.001 per share, (the "HYFS Common Stock") and payment of $400,000 in cash with $200,000 of such payment due at or prior to the Closing Date and $200,000 due and payable January 1, 2006. Such shares HYFS Common Stock shall be issued pro rata based on the number of DRV Shares held and as set forth opposite the DRV Stockholder's respective names in Exhibit "A-l".

2.2 Delivery of Certificates by DRV Stockholders. The transfer of DRV Shares by the DRV Stockholders shall be effected by the delivery to HYFS at the Closing (as set forth in Section 2.5 hereof) of a certificate issued to HYFS representing all of the issued and outstanding shares of DRV.

2.3   Operation  as  Wholly-Owned   Subsidiary.   After  giving  effect  to  the
      transaction contemplated hereby, HYFS will own all the issued and outstanding shares of DRV and DRV shall be merged with HYFS.

2.4 Further Assurances. At the Closing and from time to time thereafter, the DRV Stockholders shall execute such additional instruments and take such other action as HYFS may reasonably request, without undue cost to the DRV Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the DRV Shares to HYFS.

2.5 Closing and Parties. The Closing contemplated hereby shall be held at the principal office of HYFS in Tampa, Florida on or before 9:00 am. June 30, 2005, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the stockholders of HYFS Common Stock as set forth in Section 5.2 hereof and the DRV Stockholders as set forth in
      Section 6.2. The Closing may be accomplished by wire, express mail, overnight courier conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.


2.6 Repayment of Debt. That portion of the cash paid to Sheri VanHooser in the course of this agreement shall constitute a repayment of debt and will represent satisfaction in full for $126,557 currently owed to Ms. VanHooser and any other cash debts owed as of the closing date.

2.7   Closing Events.

      (a) HYFS Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 5, HYFS shall deliver to DRV at Closing all the following:

            (i) A certificate of good standing from the secretary of State of Georgia, certifying that HYFS is in good standing as a corporation in the State of Georgia;

            (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of HYFS executing this Agreement and any other document delivered pursuant hereto on behalf of HYFS;

            (iii) Copies of the  resolutions  of HYFS's board of  directors  and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of HYFS as of the Closing Date;

            (iv) The certificate contemplated by Section 5.3, duly executed by the chief executive officer of HYFS;

            (v) The certificate contemplated by Section 5.4, dated the Closing Date, signed by the chief executive officer of HYFS;

            (vi) Certificates for 11,612,903 shares of HYFS Common Stock in the names of the DRV Stockholders and in the amounts set forth in Exhibit "A-1" which shall be issued by HYFS's transfer agent immediately following Closing or as expeditiously as possible thereafter; and

                        In addition to the above deliveries, HYFS shall take all
                  steps and actions as DRV and DRV Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

      (b) DRV Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 5, DRV and/or DRV Stockholder's shall deliver to HYFS at Closing all the following:

            (i) A certificate of good standing from the secretary of state of Oklahoma, issued as of a date within five days prior to the Closing Date certifying that DRV is in good standing as a corporation in the State of Oklahoma;

            (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of DRV executing this Agreement and any other document delivered pursuant hereto on behalf of DRV;

            (iii) Copies of  resolutions  of the board of  directors  and of the stockholders of DRV authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of DRV as of the Closing Date;

            (iv) The certificate contemplated by Section 6.3, executed by the chief operating officer of DRV; and

            (v) The certificate contemplated by Section 6.4, dated the Closing Date, signed by the chief operating officer of DRV.

                        In addition to the above deliveries,  DRV shall take all
                  steps and actions as HYFS may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

2.8   Termination.

      (a) This Agreement may be terminated by the board of directors of either HYFS or DRV at any time prior to the Closing Date if:

            (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

            (ii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

                        In the event of  termination  pursuant to this paragraph
                  (a) of Section 2.7, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

      (b) This Agreement may be tt 6 12 erminated at any time prior to the Closing Date by action of the board of directors of HYFS if (i) DRV shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of DRV contained herein shall be inaccurate in any material respect or (ii) HYFS determines that there has been or is likely to be any material adverse change in the financial or legal condition of DRV. In the event of termination pursuant to this paragraph (b) of this Section 2.7, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

      (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of DRV if (i) HYFS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of HYFS contained herein shall be inaccurate in any material respect, or (ii) DRV determines that there has been or is likely to be any adverse change in the financial or legal condition of HYFS. In the event of termination pursuant to this paragraph (c) of this Section 1.07. no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 3
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HYFS

      As an inducement to, and to obtain the reliance of DRV, HYFS represents and warrants as follows:

3.1 Organization. HYFS is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of HYFS's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

3.2 Approval of Agreement. HYFS has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of HYFS has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the HYFS stockholders and compliance with state and federal corporate and securities laws.

3.3 Capitalization. The authorized capitalization of HYFS consists of 250,000,000 shares of common stock, $0.001 par value, of which approximately 82,000,000 shares are issued and outstanding. All issued and outstanding shares of HYFS are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of HYFS.

3.3   Financial Statements.

      (a) Included in Schedule 3.4 are the financial statements which were filed by HYFS in connection with HYFS's Form 10-KSB, as well as quarterly audited financial statements filed with the Securities and Exchange Commission ("SEC") as required by the 1934 Act.

      (b) The financial statements of HYFS delivered pursuant to Section 3.3(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The HYFS financial statements present fairly, in all material respects, as of their respective dates, the financial position of HYFS. HYFS did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of HYFS in accordance with generally accepted accounting principles.

      (c) HYFS has filed or will file as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. HYFS has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of HYFS, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which HYFS may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of HYFS, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of HYFS, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. HYFS has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on HYFS, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of HYFS.

3.4 Outstanding Warrants and Options. HYFS has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued HYFS Common Stock, except as disclosed in documents which are publicly filed by HYFS.

3.5 Information. The information concerning HYFS set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. HYFS shall cause the schedules delivered by it pursuant hereto and the instruments delivered to DRV hereunder to be updated after the date hereof up to and including the Closing Date.

3.6 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent HYFS balance sheet described in Section 3.3 and included in the information referred to in Section 3.6:

      (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or financial condition of HYFS except as those specified in Article 1 hereto or
            (ii) any damage, destruction, or loss to HYFS (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of HYFS;

      (b) To the best knowledge of HYFS, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of HYFS.

3.8 Litigation and Proceeding. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of HYFS, threatened by or against HYFS or adversely affecting HYFS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. HYFS does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.9 Compliance With Laws and Regulations. HYFS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of HYFS or (ii) could not result in the occurrence of any material liability for HYFS. To the best knowledge of HYFS, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

3.10 Compliance with Security Laws. HYFS has complied with all applicable security statutes and regulation of any federal, state or other governmental entity or agency thereof, including the filing of any required documents in regards to all sales of HYFS Stock. HYFS makes the additional following securities disclosures as a material inducement to DRV to enter into this transaction:

      a) HYFS's common stock is currently traded on the Over The Counter Bulletin Board ("OTCBB") and HYFS is in compliance with all applicable securities rules and regulations regarding the OTCBB trading of its securities; and

      3.11 Material Contract Defaults. HYFS is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of HYFS, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which HYFS has not taken adequate steps to prevent such a default from occurring.

3.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which HYFS is a party or to which any of its properties or operations are subject.

3.13 HYFS Schedules. HYFS has delivered to DRV the following schedules, which are collectively referred to as the "HYFS Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of HYFS as complete, true, and accurate:

      (a) A schedule including copies of the articles of incorporation and bylaws of HYFS in effect as of the date of this Agreement;

      (b) A schedule containing copies of resolutions adopted by the board of directors of HYFS approving this Agreement and the transactions herein contemplated;

      (c) A schedule setting forth the financial statements required pursuant to Section 3.4(a) hereof, and

      (d) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the HYFS Schedules by Sections 3.1 through 3.13. HYFS shall cause the HYFS Schedules and the instruments delivered to DRV hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated HYFS Schedules, certified in the same manner as the original HYFS Schedules, shall be delivered prior to and as a condition precedent to the obligation of DRV to close.

                                    ARTICLE 4
                  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
                                       DRV

      As an inducement to, and to obtain the reliance of, HYFS, DRV represents and warrants as follows:

4.1 Organization. DRV is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of DRV. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of DRV's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

4.2 Approval of Agreement. DRV has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of DRV have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the DRV Stockholders and compliance with state and federal corporate and securities laws.

4.3 Capitalization. The authorized capitalization of DRV consists of 50,000 shares of common stock, $1.00 par value, of which as of the date hereof 50,000 shares are issued and outstanding. All issued and outstanding shares of DRV are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of DRV.

4.4   Financial Statements.

      (a) Included in Schedule 3.04 are the federal and state corporate tax returns of DRV for the fiscal years ended 2003 and 2004 as well as the unaudited balance sheet and income statement prepared by management of DRV through the period ended May 31, 2005.

      (b) The financial statements of DRV present fairly, as of their respective dates, the financial position of DRV. DRV did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto and all assets reflected therein present fairly the assets of DRV.

      (c) DRV has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. DRV has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of DRV, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which DRV may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to DRV's knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of DRV with respect to all material compensation paid to employees of DRV for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To DRV's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated. DRV has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on DRV, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of DRV. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of DRV.

4.5 Outstanding Warrants and Options. DRV has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued DRV Common Stock.

4.6 Information. The information concerning DRV set forth in this Agreement and in the schedules delivered by DRV pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. DRV shall cause the schedules delivered by DRV pursuant hereto to HYFS hereunder to be updated after the date hereof up to and including the Closing Date.

4.7 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent DRV balance sheet described in
      Section 4.4(a) and included in the information referred to in Section 4.6:

      (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of DRV or (ii) any damage, destruction, or loss to DRV materially and adversely affecting the business, operations, properties, assets, or conditions of DRV; and

      (b)   DRV has not (i) amended its  articles  of  incorporation  or bylaws;
            (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of DRV; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees; and

      (c) DRV has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent DRV balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of DRV; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

      (d) To the best knowledge of DRV, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of DRV.

4.8 Title and Related Matters. Except as provided herein or disclosed in the most recent DRV balance sheet of its properties, inventory, interests in properties, technology, whether patented or unpatented and assets, which are reflected in the most recent DRV balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent, and (ii) such imperfections of title and easements as do not, and will not, materially detract from or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of DRV, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such fights necessary to permit the operation of the business of DRV as now being conducted or as contemplated.

4.9 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of DRV, threatened by or against DRV or adversely affecting DRV, at law or in equity, before any court or other governmental agency or instrumentality domestic or foreign, or before any arbitrator of any kind. DRV does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.10 Material Contract Defaults. DRV is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of DRV, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which DRV has not taken adequate steps to prevent such a default from occurring.

4.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which DRV is a party or to which any of its properties or operations are subject.

4.12 Governmental Authorizations. DRV has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by DRV of this Agreement and the consummation by DRV of the transactions contemplated hereby.

4.13 Compliance With Laws and Regulations. DRV has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of DRV or except to the extent that noncompliance would not result in the occurrence of any material liability for DRV. To the best knowledge of DRV, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

4.14 Subsidiary. DRV does not own, beneficially or of record, any equity securities in any other entity.

4.15 DRV Schedules. DRV has delivered to HYFS the following schedules, which are collectively referred to as the "DRV Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and HYFS as of such date, all certified by the chief executive officer of DRV as complete, true, and accurate:

      (a) A schedule including copies of the articles of incorporation and bylaws of DRV and all amendments thereto in effect as of the date of this Agreement;

      (b) A schedule containing copies of resolutions adopted by the board of directors of DRV approving this Agreement and the transactions herein contemplated as referred to in Section 4.2;

      (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of DRV since the most recent DRV balance sheet, required to be provided pursuant to Section 4.4 hereof,

      (d) A schedule setting forth the financial statements required pursuant to Section 4.4(a) hereof, and

      (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the DRV Schedules by Sections 4.1 through 4.14.

            DRV shall cause the DRV Schedules and the instruments delivered to HYFS hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated DRV Schedules, certified in the same manner as the original DRV Schedules, shall be delivered prior to and as a condition precedent to the obligation of HYFS to close.

                                    ARTICLE 5
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                       DRV

      The   obligations   of  DRV  under  this  Agreement  are  subject  to  the
satisfaction of DRV, at or before the Closing Date, of the following conditions:

5.1 Shareholder Approval. HYFS shall obtain the written consent of a majority of its stockholders to approve the transactions contemplated by this Agreement, including the acquisition of DRV through the issuance of HYFS common stock for all of the issued and outstanding Shares. Said written consent shall be provided to DRV at closing.

5.2 Accuracy of Representations. The representations and warranties made by HYFS in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and HYFS shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by HYFS prior to or at the Closing. DRV shall be furnished with certificates, signed by duly authorized officers of HYFS and dated the Closing Date, to the foregoing effect.

5.3 Officer's Certificates. DRV shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of HYFS to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of HYFS threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and HYFS's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

      (a) This Agreement has been duly approved by HYFS's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of HYFS by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of HYFS pursuant to a unanimous consent;

      (b) There have been no material adverse changes in HYFS up to and including the date of the certificate;

      (c) All conditions required by this Agreement have been met, satisfied, or performed by HYFS;

      (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by HYFS have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such tine as may be required; and

      (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against HYFS, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of HYFS, the operation of HYFS, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which HYFS is bound or in any way contests the existence of HYFS.

5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of HYFS, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of HYFS.

5.5 Good Standings. DRV shall have received a certificate of good standing from the secretary of State of Georgia, certifying that HYFS is in good standing as a corporation in the State of Florida.

5.6 Other Items. DRV shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as DRV may reasonably request.


                                    ARTICLE 6
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                      HYFS

      The   obligations  of  HYFS  under  this  Agreement  are  subject  to  the satisfaction, at or before the Closing Date, of the following conditions:

6.1 Shareholder Approval. HYFS shall obtain through a majority written consent of its stockholders, authorization and approval for this Agreement and the transactions contemplated hereby.

6.2 DRV Stockholders. Holders of all of the issued and outstanding DRV Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

6.3 Accuracy of Representations. The representations and warranties made by DRV and the DRV Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and DRV shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by DRV prior to or at the Closing. HYFS shall be furnished with a certificate, signed by a duly authorized officer of DRV and dated the Closing Date, to the foregoing effect.

6.4 Officer's Certificates. HYFS shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of DRV to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of DRV, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and DRV's own documents, the certificate shall represent, to the best knowledge of the officer, that:

      (a) This Agreement has been duly approved by DRV's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of DRV by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of DRV pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

      (b) Except as provided or permitted herein, there have been no material adverse changes in DRV up to and including the date of the certificate;

      (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by DRV have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

      (d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against DRV, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of DRV, the operation of DRV, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which DRV is bound or would in any way contest the existence of DRV.

6.5 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of DRV, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of DRV.

6.6 Good Standing. HYFS shall have received a certificate of good standing from the appropriate authority in the State of Oklahoma, dated as of a date with five days prior to the Closing Date, certifying that the DRV is in good standing as a corporation in the State of Florida.

6.7 Other Items. HYFS shall have received such further documents certificates or instruments relating to the transactions contemplated hereby as HYFS may reasonably request.

                                    ARTICLE 7
                                SPECIAL COVENANTS

7.1   Activities of HYFS and DRV.

      (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by HYFS and DRV pursuant hereto or as permitted or contemplated by this Agreement, HYFS and DRV will each:

            (i) Carry on its business in substantially the same manner as it has heretofore;

            (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

            (iii) Perform in all material  respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

            (iv)  Use its best  efforts to maintain  and  preserve  its business
                  Organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

            (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

            (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

      (b) From and after the date of this Agreement and except as provided herein until the Closing Date, HYFS and DRV will not:

            (i)   Make any change in its articles of incorporation or bylaws;

            (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

            (iii) Enter  into  any  agreement  for the  sale  of DRV  securities without the prior approval of the other party.

7.2 Access to Properties and Records. Until the Closing Date, DRV and HYFS will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of DRV or HYFS and will furnish the other party with such additional financial and other information as to the business and properties of DRV or HYFS as each party shall from time to time reasonably request.

7.3 Indemnification by DRV. DRV will indemnify and hold harmless HYFS and its directors and officers, and each person, if any, who controls HYFS within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by DRV expressly for use therein. The indemnity agreement contained in this Section 7.3 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of HYFS and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

7.4 Indemnification by HYFS. HYFS will indemnify and hold harmless DRV, the DRV Stockholders, DRV's directors and officers, and each person, if any, who controls DRV within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by HYFS expressly for use therein. The indemnity agreement contained in this Section 7.4 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of DRV and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

7.5 The Acquisition of HYFS Common Stock. HYFS and DRV understand and agree that the consummation of this Agreement including the issuance of the HYFS Common Stock to DRV in exchange for the DRV Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. HYFS and DRV agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

      (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

            (i) The DRV Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring HYFS Common Stock, and that this transaction involves certain risks.

            (ii)  DRV  Stockholders   have  such  knowledge  and  experience  in
                  business and financial matters that they are capable of evaluating such business risks.

            (iii) All information  which the DRV  Stockholders  have provided to
                  HYFS or their representatives concerning their suitability and intent to hold shares in HYFS following the transactions contemplated hereby is complete, accurate, and correct.

              (iv) The DRV Stockholders acknowledge that the shares of HYFS Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. HYFS is not under any obligation to register the HYFS Common Stock under the Securities Act except as stated in this Agreement.

                    The certificates representing the HYFS Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

      (b) In connection with the transaction contemplated by this Agreement, HYFS shall file, with the assistance of its legal counsel, such notices, applications, reports, or other instruments as may be deemed by it to be necessary or appropriate in an effort to document reliance on such exemptions, and with the appropriate regulatory authority in the states where the DRV Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by HYFS to be appropriate.

      (c) The DRV Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

7.6 Securities Filings. HYFS shall be responsible for the preparation and filing of any required forms, or documents, deemed necessary by HYFS and its legal counsel, with the Securities and Exchange Commission and in any jurisdiction which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

7.7   Sales of Securities Under Rule 144, If Applicable.

      (a) HYFS will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

      (b) Upon being informed in writing by any person holding restricted stock of HYFS as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), HYFS will certify in writing to such person that it is in compliance with rule 144 current public information requirements to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

      (c) If any certificate representing any such restricted stock is presented to HYFS's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to HYFS and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, HYFS will use its best efforts to cooperate with the shareholder and/or transfer agent with the registration or transfer in connection with any sales made under rule 144.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1 Brokers. HYFS and DRV agree that there were no other finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, HYFS and DRV each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

            The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.2 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

8.3 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Florida.

8.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

                           If to HYFS, to:      12409 Telecom Drive,
                                                Tampa, Florida 33637

                           If to DRV, to:       1225 SE 29th
                                                Oklahoma City, OK 73129

       or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

8.5 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.6 Schedules, Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by HYFS or DRV such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

8.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.8 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

8.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.11 In addition to the Shares delivered pursuant to this Agreement, HYFS shall also issue 140,000 to various employees of DRV according to a schedule provided by DRV for this purpose.

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Hybrid Fuel Systems, Inc.                      DRV Energy, Inc.
a Georgia corporation                          a Oklahoma corporation


By:                                            By:
    -----------------------                    ----------------------
Name: Mark Clancy                              Name: Sheri Vanhooser
As: Chief Executive Officer                    As: President


                                              Individually as sole shareholder
                                              of DRV Energy, Inc.



                                               By:
                                               Name:  Sheri Vanhooser

                                   Exhibit A-l

                                DRV Energy, Inc.

                       List of Stockholders and Designees

------------------------------------- ----------------------------------- -----------------------------------
                                                Number of HYFS
        Name of Shareholder                 Shares to be received                     Signature
------------------------------------- ----------------------------------- -----------------------------------
Sheri VanHooser                       11,612,903

------------------------------------- ----------------------------------- -----------------------------------

                             SECRETARY'S CERTIFICATE
                                       AND
                            CERTIFICATE OF INCUMBENCY
                                       OF
                                DRV ENERGY, INC.

      I, Sheri Vanhooser hereby certify that I am now, and at all times mentioned herein have been, the duly elected, qualified, and acting Secretary of DRV Energy, Inc.. ("DRV" or the "Corporation"), a corporation duly organized and validly existing under the laws of the State of Oklahoma, and as such officer, I have access to the records of DRV, which records reflect that:

1. Resolutions. Attached hereto as Annex I and incorporated herein by reference is a true and correct copy of resolutions which have been duly adopted by the unanimous written consent of the members of the Board of Directors and Shareholders of the Corporation; none of such resolutions have been amended, modified, or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof.

2. Incumbency. The following named individuals are duly elected, qualified and acting officers of the Corporation holding the offices set forth opposite their respective names as of the date hereof, and the signatures set opposite the respective names and titles of said officers are their true, authentic and genuine signatures.

      Name                    Title            Specimen Signature

      Sheri VanHooser         President        __________________


3. Articles and Bylaws. True and complete copies of the articles of incorporation and the bylaws of the Corporation, as amended to date and which are presently in full force and effect, are attached hereto as Annex 2 and Annex 3, respectively, and incorporated herein by reference.

4. No resolution has been adopted by the Board of Directors nor has action been taken by the Corporation, its officers, directors, or shareholders in contemplation of the dissolution of the Corporation.

      IN WITNESS WHEREOF, I have duly executed this Certificate effective this 29th day of June, 2005.




                                         --------------------
                                         Secretary

                                     ANNEX I

                        Resolutions of Board of Directors
                      and Shareholders of DRV Energy, INC.

      The undersigned, being the entire Board of Directors and Shareholders of DRV Energy Inc.., a Oklahoma corporation ("DRV" or the "Corporation"), hereby consent to and unanimously adopt the following resolutions by written action, acting without meeting pursuant to the Oklahoma statutes and the Corporation's Bylaws.

      WHEREAS, the Shareholders of DRV desire to enter into that certain Share Exchange Agreement ("Share Exchange") whereby HYFS will acquire all of the issued and outstanding stock of DRV, in exchange for 11,612,903 unregistered shares of stock of HYFS plus cash payment in the amount of $400,000 in a transaction intended to qualify as a tax-free exchange pursuant to ss. 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

      WHEREAS, in connection with the Share Exchange, the Board of Directors and Shareholders have reviewed all of the documentation encompassing the transaction which includes the Agreement and the Exhibits and Schedules to the Agreement (the "Transaction Documents"); and

      WHEREAS, the Board of Directors and Shareholders deem it to be in the best interest of the Corporation to enter into the Transaction Documents on behalf of the Corporation and to consummate the Share Exchange contemplated between the parties.

      NOW THEREFORE, it is

            RESOLVED, that the Board of Directors hereby approves, adopts and ratifies the Transaction Documents and all of their terms and conditions and shall cause the Transaction Documents to be executed together with all necessary consents; and

            RESOLVED, that the Shareholders hereby approve, adopt and ratify the Transaction Documents and all of their terms and conditions and shall cause the Transaction Documents to be executed together with all necessary consents; and

            RESOLVED, that Sheri Vanhooser, the President of DRV is hereby authorized and directed to execute and deliver the Transaction Documents for and on behalf and in the name of the Corporation, with such changes in the terms and provisions thereof as the officer executing the same shall, in such officer's sole discretion, deem necessary or desirable and in the best interest of the Corporation, such officer's signature being conclusive evidence that such officer did so deem any such changes to be necessary or desirable and in the best interest of the Corporation; and

            FURTHER RESOLVED, that the President of the Corporation is hereby authorized, empowered and directed to perform all acts and do all things which such officer may deem necessary or desirable to consummate the Share Exchange contemplated by the Transaction Documents; and

            FURTHER RESOLVED, that the Secretary of the Corporation is hereby authorized, empowered and directed to certify and attest any documents which the Secretary may deem necessary or appropriate to consummate the Reorganization contemplated by the Transaction Documents on behalf of the Corporation; and

            FURTHER RESOLVED, that the Secretary of the Corporation is directed to certify this written consent and the contents of these resolutions and deliver such certification in support of the authority of the above officers to act on behalf of the Corporation; and

            FURTHER RESOLVED, that the Directors and Shareholders are hereby authorized to execute this Written Action and that upon such execution, this Written Action is approved, adopted and ratified as the act and deed of the Directors and Shareholders of the Corporation.

DDATED this 29th day of June 2005.

Sole Shareholder of DRV Energy, Inc.



Sheri VanHooser

                              OFFICER'S CERTIFICATE

      I, Sheri Vanhooser, the President of DRV Energy, Inc.., a Oklahoma corporation ("DRV"), hereby certify, pursuant to that certain Share Exchange Agreement by and between DRV and White Knight SST, Inc., dated the __th day of June 2005 (the "Agreement") as follows:

      The representations and warranties made by DRV in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations were made at and as of the Closing Date (except for changes therein permitted by this Agreement or by mutual consent of the parties), and DRV shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by DRV prior to or at the Closing.

Dated this __th day of June 2005.


                                    Sheri Vanhooser
                                    President

                        Resolutions of Board of Directors
                  and Shareholders of Hybrid Fuel Systems, Inc.

      The undersigned, being the entire Board of Directors of Hybrid Fuel Systems, Inc. a Georgia corporation ("Hybrid" or the "Corporation"), hereby consent to and unanimously adopt the following resolutions by written action, acting without meeting pursuant to Florida statutes and the Corporation's Bylaws.

      WHEREAS, Hybrid desires to enter into that certain Share Exchange Agreement ("Share Exchange") whereby HYFS will acquire all of the issued and outstanding stock of DRV Energy, Inc., in exchange for 11,612,903 unregistered shares of stock of HYFS plus cash payment in the amount of $400,000 payable with $200,000 at closing and $200,000 January 1, 2006.

      WHEREAS, in connection with the Share Exchange, the Board of Directors have reviewed all of the documentation encompassing the transaction which includes the Agreement and the Exhibits and Schedules to the Agreement (the "Transaction Documents"); and

      WHEREAS, the Board of Directors deem it to be in the best interest of the Corporation to enter into the Transaction Documents on behalf of the Corporation and to consummate the Share Exchange contemplated between the parties.

      NOW THEREFORE, it is

            RESOLVED, that the Board of Directors hereby approves, adopts and ratifies the Transaction Documents and all of their terms and conditions and shall cause the Transaction Documents to be executed together with all necessary consents.

      There being no further business to come before the Board, the Meeting was adjourned the 29th day of June, 2005.


John Stanton, Chairman of the Board


Mark Clancy, Director


Frank Davis, Director